U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2007

Triton Petroleum Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

14 Garrison Inn Lane
Garrison, NY 10524
(845) 424-4100
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

Effective March 1, 2007, the Registrant entered into a Sale Agreement, dated as of February 15, 2007, with Hyperion Holdings LLC, whereby the Registrant sold its operating subsidiary APPC Oil, Inc. The terms of the sale are the payment of a total of FIVE HUNDRED THOUSAND DOLLARS ($500,000), payable pursuant to a Promissory Note over a twenty-four (24) month period, plus interest at a rate of 6% per annum. This sale of APPC Oil, Inc. is contingent upon Registrant’s secured lien holder’s (Cornell Capital Partners, LP) consent and payment of a total of $500,000 to the lien holder. The Purchaser of APPC Oil, Inc. shall under the agreement, operate APPC Oil, Inc. until the effectiveness of the sale.

Section 3 -	Securities and Trading Markets
Item 3.02	Unregistered Sales of Equity Securities

The Registrant, effective February 21, 2007, authorized the filing of a Certificate of Designation with the Secretary of State of the State of Nevada, establishing a “Series B Cumulative Convertible Preferred Stock” (the “Series B shares”) of no more than 1,500,000 shares. The Series B shares will be issued to the holders of certain debt of the Registrant, as listed herein on a $1.00 for One (1) share basis.

Name	Date	Dollar Amount	No. of Shares

Richard Carter	December 25, 2006	$150,000	150,000
James W. Zimbler	September 9, 2004	$16,000	16,000
James W. Zimbler	April 26, 2006	$2,000	2,000
James W. Zimbler	August 1, 2005	$100,000	100,000
Michael S. Krome, Esq.	September 20, 2005	$20,000	20,000
Michael S. Krome, Esq.	May 1, 2006	$30,000	30,000
Michael S. Krome, Esq.	July 28, 2005	$15,000	15,000
Ronald Shapss	May 24, 2005	$350,000	350,000
Keystone Capital Resources, LLC	January 3, 2006	$167,585	167,585
Malibu Management Company LLC	various dates	$16,000	16,000
Warren Field	August 25, 2004	$50,000	50,000
John Niestrom	February 17, 2005	$20,000	20,000
Jeff Neimen	February 8, 2005	$50,000	50,000
Michael Cahr	November 5, 2004	$100,000	100,000
William Palla	May 5, 2006	$25,000	25,000
Ronald Ruble	May 22, 2006	$55,000	55,000
Reich Bros.	May 31, 2006	$40,000	40,000
Alliance Financial Network, Inc.	June 30, 2005	$184,000	184,000
Michael Margolies	February 28, 2007	$100,000	100,000
		$1,490,585	1,490,585

Section 5 -	Corporate Governance and Management
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 2, 2007, the following Director and Officer resigned from the Board of Directors and/or Principal Officers of the registrant.

Michael Margolies	Director and President

The Director resigning has stated in his resignation letters that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less than the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed to our Board of Directors, effective March 2, 2007, to the position(s) indicated:

Name	Age	Position
James W. Zimbler	40	Director, Interim President

James W. Zimbler, has been a principal of Alpha Corporate Advisors, LLC, since its inception in May 2002. Alpha is involved as a consultant in the mergers and acquisitions of public companies and consulting for private companies that wish to access the public markets. Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, re-capitalization and mergers and acquisitions for various clients. Mr. Zimbler is one of the initial shareholders in Accountabilities, Inc., f/k/a Human Trans Services Holding Corp (“ACBT”). Mr. Zimbler has recently focused his energies in the field of turnarounds of small emerging private and public companies. He has served on the Board of Directors and/or Officer of several companies since 2000, including, Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc.

Item 5.03	Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year

The Registrant, effective February 21, 2007, authorized the filing of a Certificate of Designation with the Secretary of State of the State of Nevada, establishing a “Series B Cumulative Convertible Preferred Stock” (the “Series B shares”) of no more than 1,500,000 shares. The Series B shares will be issued to the holders of certain debt of the Registrant, as listed herein on a $1.00 for One (1) share basis.

Section 9 -	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 4	Certificate of Designation of Series B Cumulative Convertible Preferred Shares
Exhibit 10.1	Agreement of Sale, dated as of February 15, 2007 regarding the sale of APPC
Exhibit 17.1	Letter of Resignation of Michael Margolies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PETROLEUM GROUP, INC.

Date: March 6, 2007	By:	/s/ James W. Zimbler

Title: Interim President